EXHIBIT 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

Contact Information:
Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8300	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Board of Directors Declares Quarterly Dividend;

Authorizes Additional $200-Million Stock Repurchase Program

ATLANTA, GA, May 3, 2012 — Equifax Inc. (NYSE: EFX) today announced that the Board of Directors has declared a quarterly dividend of $0.18 per share, payable on June 15, 2012, to shareholders of record at the close of business on May 25, 2012. Equifax has paid cash dividends for 98 consecutive years.

Equifax also announced that the Board of Directors has authorized the repurchase of up to an additional $200 million of the company’s common stock. Stock repurchases under this program may be made through open-market and privately negotiated transactions at times and in such amounts as management deems appropriate. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

“Equifax continues to drive total shareholder return through organic growth and investment in key strategic initiatives while maintaining a strong balance sheet, paying a dividend and repurchasing shares in the open market,” said Richard F. Smith, Equifax Chairman and CEO. “The Board's decision to expand the authorization level for share repurchases underscores the confidence they have in the future of Equifax.”

About Equifax (www.equifax.com)

Equifax is a global leader in consumer, commercial and workforce information solutions, that provides businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 500 million consumers and 81 million businesses worldwide, and uses advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 18 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. For more information, please visit www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this dividend release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the timing, consistency and amount of future dividend payments, share repurchases, investment in strategic growth initiatives and achievement of long-term growth targets.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.   The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on the Company’s financial results, cash and liquidity requirements, future prospects and other factors deemed relevant by the Board.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to develop new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2011 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

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